 Exhibit 99

Form 4 Joint Filer Information

Name:                FS Capital Partners LLC

Address:        c/o Freeman Spogli & Co.
                11100 Santa Monica Boulevard, Suite 1900
                Los Angeles, CA 90025

Designated Filer:        FS Equity Partners IV, L.P.

Issuer & Ticker Symbol:        Advance Auto Parts, Inc. (AAP)

Date of Event
Requiring Statement:        8/19/03

Form 4 Joint Filer Information-Continued

Name:                Mark J. Doran

Address:        c/o Freeman Spogli & Co.
                11100 Santa Monica Boulevard, Suite 1900
                Los Angeles, CA 90025

Designated Filer:        FS Equity Partners IV, L.P.

Issuer & Ticker Symbol:        Advance Auto Parts, Inc. (AAP)

Date of Event
Requiring Statement:        8/19/03

Form 4 Joint Filer Information-Continued

Name:                John M. Roth

Address:        c/o Freeman Spogli & Co.
                11100 Santa Monica Boulevard, Suite 1900
                Los Angeles, CA 90025

Designated Filer:        FS Equity Partners IV, L.P.

Issuer & Ticker Symbol:        Advance Auto Parts, Inc. (AAP)

Date of Event
Requiring Statement:        8/19/03

Form 4 Joint Filer Information-Continued

Name:                Ronald P. Spogli

Address:        c/o Freeman Spogli & Co.
                11100 Santa Monica Boulevard, Suite 1900
                Los Angeles, CA 90025

Designated Filer:        FS Equity Partners IV, L.P.

Issuer & Ticker Symbol:        Advance Auto Parts, Inc. (AAP)

Date of Event
Requiring Statement:        8/19/03